CONFORMED COPY

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

And Regulation FD

Date of Report (Date of earliest event reported) March 12, 2003

WHIRLPOOL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3932	38-1490038

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 M63 North, Benton Harbor, Michigan	49022-2692
(Address of principal executive officers)	(Zip Code)

(269)-923-5000

Registrant’s telephone number, including area code

Item 9.—Regulation FD Disclosure

On March 12, 2003, the registrant reaffirmed in an announcement its previously disclosed first quarter and full year earnings outlook. The registrant stated it expected first-quarter earnings to approximate its previous forecast of flat to up moderately from last year’s core earnings of $1.32 per share. For the full year, the registrant reaffirmed its full-year earnings guidance of $6.20 to $6.40 per share.

Item 7—Financial Statements and Exhibits

Copy of press release dated March 12, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHIRLPOOL CORPORATION

By:	/s/ ROBERT T. KENAGY
Name:	Robert T. Kenagy
Title:	Corporate Secretary

Date: March 12, 2003

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